Exhibit 99.1

For Immediate Release

China Granite Announces Debt Exchange

MIAMI, FLORIDA: April 19, 2006 China Granite Corp. (OTCBB: CGNT) MIAMI, FL, April 19 /PRNewswire-FirstCall/ - China Granite Corp. (OTCBB: CGNT - News) is pleased to announce the completion of a debt exchange offer pursuant to which $517,788.23 of the Company's debt and $17,187.54 of accrued interest were converted into 5,349,758 shares of common stock of the Company. The principal and interest were exchanged for shares of the Company's common stock valued at $0.10 per share.

Two of the participants in the debt exchange are directors of the Company, Messrs. Chen Dong and Costas Takkas. Upon the terms of the debt exchange, Mr. Dong received 244,700 shares and Mr. Takkas 1,012,000 shares of common stock in the Company.

"The conversion of debt to equity should demonstrate the long-term commitment and confidence these investors and directors have in the future of the Company," reports, Costas Takkas.

All shares issued in the debt exchange are considered restricted securities and subject to applicable hold periods.

Contact Information:

For additional information concerning this transaction, or other corporate activities, interested parties should contact Michael Miller, China Granite's Vice President of Investor Relations, by emailing: mmiller@chinagranitecorp.com.

China Granite Corporation
Michael Miller
Vice President of Investor Relations
Telephone: (866) 281-2188
E-mail: mmiller@chinagranitecorp.com
Website: www.chinagranitecorp.com

FORWARD-LOOKING STATEMENTS

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of the Company, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the results of geologic surveys, the outcome of assays and additional sampling and drilling efforts, the availability of funding for the future exploration and development of the Company and or projects, potential governmental regulation and other factors that will be disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities.